Exhibit 3(xxx)

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LEA AND PERRINS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SECOND DAY OF NOVEMBER, A.D. 1998, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY–FIRST DAY OF DECEMBER, A.D. 1998, AT 4:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY–FIRST DAY OF DECEMBER, A.D. 1998.

CERTIFICATE OF MERGER, FILED THE TWENTY–SEVENTH DAY OF DECEMBER, A.D. 2002, AT 12:42 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY–FIRST DAY OF DECEMBER, A .D. 2002.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LEA AND PERRINS, INC.”.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 11/02/1998 981422663 – 2962209

CERTIFICATE OF INCORPORATION OF

LEA AND PERRINS, INC.

1. The name of the corporation is LEA AND PERRINS, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations, causes in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts, or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purpose.

To purchase, receive, take by grant, devise, bequest or otherwise lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation’s property and assets, or any interest therein, wherever situated.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

4. The total number of shares of stock, which the corporation shall have authority to issue, is 35,200. Of this, 21,120 shares have a par value of one cent ($0.01) par value and shall be designated as Class A Common Stock. The additional 14,080 shares authorized to issue shall have par value of one cent ($0.01) and shall be designated as Class B Common Stock.

The capital of the Corporation shall be at least equal to the sum of the average or par value of all issued shares having par value, plus such amounts as the Board of Directors may from time to time approve.

Designations, Powers; etc.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

5. The name and mailing address of each incorporator is as follows:

Name	and	Address

Brian W. Duffy		Lea & Perrins, Inc.
15-01 Pollitt Drive Fairlawn, New Jersey 07410

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders is elected and qualified, is as follows:

Name	Address

Ralph D. Abrams III	Lea & Perrins, Inc.
15-01 Pollitt Drive Fairlawn, New Jersey 07410

Brian W. Duffy	Lea & Perrins, Inc.
15-01 Pollitt Drive Fairlawn, New Jersey 07410

Lucien Fa	HP Foods International Ltd. Grafton House 1371 Mollison Avenue EN3 7JZ Enfield

Geoffrey Pinoncely	Groupe Danone
7 rue de Teheran 75381 Paris cedex 08 France

6. The Corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the bylaws of the Corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it were created.

To designate one or more committees to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

Meeting of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the

application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creators or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand on the date(s) set forth below:

Date: October 20, 1998	Name:
	Mailing Address:	15-01 Pollitt Drive
Fair Lawn, N.J. 07410

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 12/22/1998 981495346 – 2962209

CERTIFICATE OF MERGER

OF

LEA & PERRINS, INC.

(New York)

INTO

LEA AND PERRINS, INC.

(Delaware)

The undersigned corporation does hereby certify:

FIRST: That the name and state of incorporation of each of the constitutent corporations of the merger is as follows:

LEA & PERRINS, INC.	NEW YORK
LEA AND PERRINS, INC.	DELAWARE

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constitutent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving Corporation of the merger is LEA AND PERRINS, INC., a Delaware Corporation.

FOURTH: That the Certificate of Incorporation of LEA AND PERRINS, INC., a Delaware Corporation which is surving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 15-01 Pollitt Drive, Fairlawn, New Jersey 07410.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constitutent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

LEA & PERRINS, INC. (New York)	Class	Number of Shares	Par value
	A	21,120	None
	B	14,080	None

EIGHTH: That this Certificate of Merger shall be effective on December 31, 1998.

Dated:

LEA AND PERRINS, INC.

Signed:
Name:	Brian W. Duffy
Title:	Secretary

Certmergny-del

DeVylder Law, LLC

800 Summer Street, Suite 415	203-348-7066 (O)
Stamford, CT 06901	203-952-4300 (C)
Edevylder2@aol.com	203-348-1388 (F)

December 26, 2002

Division of Corporations

John G. Townsend Building

401 Federal Street - Suite #4

Dover, DE 19901

Re: Merger Certificate Filing

Dear Secretary of State:

I have enclosed for filing a Certificate of Merger of Lea & Perrins of America, Inc., a Delaware corporation, into Lea & Perrins, Inc., a Delaware corporation.

I have also enclosed a check in the amount of $198 to cover the following fees: $145 for the filing fee, $15 for the County Recording Fee, $18.00 for the two page Certificate of Merger at $9.00 per page, and $20.00 for a certified copy of the filing. Please return the certified copy in the enclosed self-addressed stamped envelope.

Since it is imperative that this merger be completed before January 1, 2003, please contact me immediately at the above contact points if this filing is deficient in any way.

Thank you for your assistance.

Sincerely yours,

Edgar P. DeVylder

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:42 PM 12/27/2002 020807253 – 2962209

CERTIFICATE OF MERGER OF

LEA & PERRINS OF AMERICA, INC

INTO

LEA AND PERRINS, INC.

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
Lea and Perrins, Inc.	Delaware
Lea & Perrins of America, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: That the Certificate of Incorporation of Lea and Perrins, Inc., a Delaware corporation which survives the merger (the “Surviving Corporation”), shall be the Certificate of Incorporation of the Surviving Corporation.

FOURTH: That the name of the Surviving Corporation is Lea and Perrins, Inc.

FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is:

15-01 Pollitt Drive

Fair Lawn, NJ 07410

SIXTH: That the Surviving Corporation will furnish, on request and without cost, a copy of the Agreement and Plan of Merger to any shareholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows :

Corporation	Class	Number of Shares	Par value per share
Lea and Perrins. Inc.	Common (A)	21,120	None
	Common (B)	14,080	None

Lea & Perrins of America, Inc.	Common	700,000	$1.00

EIGHTH: That when the merger becomes effective, all the common shares of Lea & Perrins of America, Inc. shall be deemed cancelled without consideration.

NINTH: That this Certificate of Merger shall be effective on December 31, 2002.

Dated: December 31, 2002

Lea and Perrins, Inc.

By
Name:	Ralph D. Abrams III
Title:	President & CEO